Exhibit 10.4

AGREEMENT TO CONVERT DEBT

This Agreement to Convert Debt (the “Agreement”) is made on this 23rd day of June 2008 by and between Daniel S. Laikin (“Laikin”), Timothy S. Durham (“Durham”) and National Lampoon, Inc. (the “Company”).  In this Agreement, Laikin and Durham are sometime collectively referred to as the “Lenders”).

RECITALS

A.           Laikin is the Chief Executive Officer, a director and a major stockholder of the Company.

B.           Durham is a director and a major stockholder of the Company.

C.           Exclusive of loans made for the production of motion pictures, as of June 23, 2008, the Company owes Laikin $1,043,751 in loans, representing $953,231.05 in principal amount and $90,519.95 in accrued interest (the “Laikin Loans”).

D.           Exclusive of loans made for the production of motion pictures, as of June 23, 2008, the Company owes Durham $1,119,963.96 in loans, representing $1,084,818.93 in principal amount and $35,145.03 in accrued interest (the “Durham Loans”).

E.           At the request of the Company, Laikin has agreed to accept a payment of $456,645.03 in principal amount of the Laikin Loans and $43,354.97 in accrued interest (the “Laikin Partial Payment”) in accordance with the terms of this Agreement.

F.           At the request of the Company, Durham has agreed to accept a payment of $286,294.84 in principal amount of the Durham Loans and $13,705.16 in accrued interest (the “Durham Partial Payment”) in accordance with the terms of this Agreement.

Now, therefore, the parties agree as follows:

AGREEMENT

1.           Satisfaction of the Laikin Partial Payment.  Laikin shall be entitled to choose one of the following methods of payment as full satisfaction of the Laikin Partial Payment:

(i) the Company will credit the amount of the Laikin Partial Payment toward the exercise of some or all of the warrants Laikin received in connection with his purchase of the Company’s Series B Convertible Preferred Stock and Series C Convertible Preferred Stock; or

(ii) the Company will pay the Laikin Partial Payment with shares of the Company’s common stock; or

(iii) Laikin may, by written instruction to the Company, choose a combination of (i) and (ii).

The per share value of the common stock used to compute the number of shares to be issued in the event that Laikin chooses to accept shares of the Company’s common stock as full or partial payment of the Laikin Partial Payment will be the last sale price of the common stock on the trading day preceding the date of Laikin’s instruction to the Company.

2.           Satisfaction of the Durham Partial Payment.  Durham shall be entitled to choose one of the following methods of payment as full satisfaction of the Durham Partial Payment:

(i) the Company will credit the amount of the Durham Partial Payment toward the exercise of some or all of the warrants Durham received in connection with his purchase of the Company’s Series B Convertible Preferred Stock and Series C Convertible Preferred Stock; or

(ii) the Company will pay the Durham Partial Payment with shares of the Company’s common stock; or

(iii) Durham may, by written instruction to the Company, choose a combination of (i) and (ii).

The per share value of the common stock used to compute the number of shares to be issued in the event that Durham chooses to accept shares of the Company’s common stock as full or partial payment of the Durham Partial Payment will be the last sale price of the common stock on the trading day preceding the date of Durham’s instruction to the Company.

3.           Exercise of Right to Choose Payment Option.  The Company agrees that Laikin and Durham may exercise their rights from time-to-time under this Agreement, until the entire Laikin Partial Payment or the entire Durham Partial Payment, as appropriate, has been credited or paid in accordance with paragraphs 1 and 2 above, provided, however, that Laikin and Durham must exercise all of their rights under this Agreement no later than July 31, 2008.  If either Laikin or Durham fails or refuses to exercise his rights under this Agreement by the close of business on July 31, 2008, then the Company will pay the Laikin Partial Payment or the Durham Partial Payment (or the balance of the Laikin Partial Payment or the Durham Partial Payment remaining unpaid) by issuing shares of its common stock in accordance with paragraph 1(ii) above or 2(ii) above, as appropriate.

4.           Relinquishment of Right to Receive Cash.  By executing this Agreement, Laikin and Durham agree that neither shall have any further right to demand payment of the Laikin Partial Payment or the Durham Partial Payment with cash.

5.           Loans Remaining Unpaid.  Following the payment contemplated by this Agreement, the unpaid balance of the Laikin Loans as of June 23, 2008 will be $543,751, representing $496,586 in principal amount and $47,165 in accrued interest and the unpaid balance of the Durham Loans, as of June 23, 2008, will be $819,964, representing $798,524 in principal amount and $21,440 in accrued interest.

5.           No Modification to Loans.  The Lenders and the Company agree that the remaining terms and conditions of the Laikin Loans and the Durham Loans are not modified or changed by the payments made pursuant to this Agreement.

6.           Miscellaneous.

(a)           Cooperation.  Subsequent to the payments contemplated herein, the Lenders and the Company agree, without further consideration, to cooperate and diligently perform any further acts, deeds and things, and to execute and deliver any documents that may be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

(b)           Entire Agreement/No Collateral Representations.  The Lenders and the Company expressly acknowledge and agree that this Agreement:  (1) is the final, complete and exclusive statement of the agreement of each of them with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements, communications, discussions, promises, representations, understandings, conduct, acts, courses of dealing, warranties, interpretations or terms of any kind, whether oral or written (collectively and severally, the “prior agreements”), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of prior agreements, or by evidence of subsequent oral agreements.

(c)           Amendment; Waiver; Forbearance.  Except as expressly provided otherwise herein, neither this Agreement nor any of the terms, provisions, obligations or rights contained herein, may be amended, modified, supplemented, augmented, rescinded, discharged or terminated (other than by performance), except by a written instrument or instruments signed by all of the parties to this Agreement.  Except to the extent that the party or parties claimed to have given or consented to a waiver may have otherwise agreed in writing, no such waiver shall be deemed a waiver or relinquishment of any other term, provision, agreement, act, obligation or right granted under this Agreement.

(d)           Severability.   If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws, then, and in that event:  (1) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable; and (2) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby, and shall continue in full force and effect to the fullest extent provided by law.

(e)           Parties in Interest.  Notwithstanding anything else to the contrary herein, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective successors and assigns, if any.

(f)           Enforcement.  This Agreement shall be construed and enforced in accordance with the laws of the State of California.

(g)           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto.  Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages.

WHEREFORE, the Lenders and the Company have executed this Agreement in the City of Los Angeles, County of Los Angeles, State of California, on the date set forth above.

“Lenders”

“Laikin”

/s/ Daniel S. Laikin
Daniel S. Laikin

“Durham”

/s/ Timothy Durham
Timothy S. Durham

“Company”

National Lampoon, Inc.

By: /s/ Daniel S. Laikin
Daniel S. Laikin, Chief Executive Officer